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                                               EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-01039) (the "Registration Statement") of Genus, Inc. (the "Company"), of our report dated January 26, 1996, appearing in and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus that is a part of the Registration Statement.


                                                  /s/ Coopers & Lybrand LLP
                                                  COOPERS & LYBRAND L.L.P.

San Jose, California
May 10, 1996